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                                                                    EXHIBIT 10.9


                  REAL ESTATE PURCHASE AND SALE AGREEMENT
                       AND JOINT ESCROW INSTRUCTIONS

     BETWEEN  :  GI JOES, INC., an Oregon corporation "Seller",

     AND      :  PD PROPERTIES, L.L.C. an Oregon limited liability company,
                 "Purchaser".

     DATED    :  April 17, 1997


     Seller is the owner of the real properties described on Exhibit A. Such real property, together with all of the improvements and fixtures thereon, other than trade fixtures, and all rights appurtenant to such real property are referred to herein as the "Properties."

     Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser the Properties upon the following terms and conditions:

     1. Purchase Price.
        --------------

          1.1 The total purchase price for the Properties shall be One Million Seven Hundred Seventy-Five Thousand Dollars ($1,775,000). The Purchase Price shall be payable, in full, at closing.

          1.2 The Purchase Price shall be allocated among the various properties comprising the Properties in the manner set forth in Exhibit "B."

     2. Closing.
        -------

          2.1 This sale shall be closed within five (5) business days after all conditions precedent to closing have been satisfied or waived by the party benefitted by such condition (the "Closing Date").

          2.2 The closing shall occur in escrow through Pacific Northwest Title of Oregon, Inc. ("Escrow Agent").

          2.3 On or before the Closing Date, Seller shall deliver or cause to be delivered to Escrow Agent the following documents or instruments, each of which shall be in form and substance reasonably acceptable to Purchaser:

               a. A statutory warranty deed or statutory warranty deeds, duly executed and acknowledged, conveying the Properties to

1 - PURCHASE AND SALE AGREEMENT (GI JOES, INC. & PD PROPERTIES LLC)
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               Purchaser free and clear of all liens or encumbrances other than those exceptions identified pursuant to Section 6.1 of this Purchase and Sale Agreement as Approved Exceptions.

               b. An Assignment, duly executed and acknowledged, in the form of Exhibit "C", assigning to Purchaser all of Seller's interests in plans, permits, licenses and intangible attributes of the Properties.

               c. A lease, duly executed, in the form of Exhibit "D" plus memoranda thereof, duly executed and acknowledged, in the form of Exhibits "E".

               d. A duly executed Transferor's Certificate of Non-Foreign
               Status.

          2.4 On or before the Closing Date, Seller shall deliver to Purchaser, outside of escrow, for each of the Properties or relating to any of such properties, originals or legible copies of all architectural or engineering plans or specifications, drawings, permits, studies, warranties, contracts, agreements, licenses or similar writings relating to the operation of such properties in the possession of Seller or reasonably accessible to Seller.

          2.5 On or before the Closing Date, the Purchaser shall:

               a. Cause to be deposited with the Escrow Agent, good, collected funds equal to the Purchase Price plus all additional amounts to be paid by Purchaser at closing.

               b. Execute the Assignment delivered by Seller pursuant to Sections 2.3(b) of this Purchase and Sale Agreement.

               c. Execute the lease and memoranda delivered by Seller pursuant to Section 2.3(c) of this Purchase and Sale Agreement.

          2.6 At closing, Seller shall pay (a) all transfer charges or taxes,
(b) premiums for the title insurance policy or policies to be provided to Purchaser (c) its share of all items to be pro-rated between Seller and Purchaser, (d) one-half of all escrow fees and charges, and (e) recording fees for the deeds and memorandum of lease.

          2.7 At closing, Purchaser shall pay (a) one-half of all escrow fees and charges and (b) its share of all items to be pro-rated between Seller and Purchaser.

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     3. Items to Be Pro-Rated.

          3.1 All taxes levied against the Properties shall be pro-rated between Seller and Purchaser as of closing.

          3.2 All rentals, revenues or other income from any of the Properties and all charges, costs or expenses relating to ownership of the Properties shall be pro-rated between Seller and Purchaser as of closing.

     4. Conditions Precedent to Closing.

          4.1 Purchaser's obligation to close the purchase described in this Purchase and Sale Agreement is contingent upon the timely satisfaction of each of the following conditions precedent. These conditions are for the sole benefit of Purchaser. Any of these conditions may be waived by Purchaser but only if such waiver is in a writing signed by Purchaser.

               a. The Escrow Agent shall have delivered evidence, in form and substance reasonably satisfactory to Purchaser, that, upon delivery and recordation of documents provided to it by Seller, it will be in position to issue to Purchaser the title insurance described in Section 6 of this Purchase and Sale Agreement free and clear of exceptions to which Purchaser has objected, pursuant to Section 6.1 of this Purchase and Sale Agreement.

               b. Purchaser shall have received a Level I Environmental Assessment Report for each of the Properties together with the items to be delivered to Purchaser pursuant to the terms of this Purchase and Sale Agreement and, based upon its review thereof, be satisfied, in its sole discretion, that the Properties is contaminated or adversely affected by the presence of any Hazardous Substances.

               c. Purchaser shall have completed its investigation and inspection of each of the Properties and be satisfied, in its sole discretion, with the condition of each such property.

               d. Each of the representations and warranties made by Seller in this Purchase and Sale Agreement shall be true as of closing.

               e. Seller shall have performed each material agreement to be performed by Seller under the terms of this Purchase and Sale Agreement.

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               f. At the Closing Date, there shall have been no material adverse change in the physical condition of any of the Properties.

          4.2 Seller's obligation to close the purchase describe in this Purchase and Sale Agreement is contingent upon the timely satisfaction of each of the following conditions precedent. These conditions are for the sole benefit of Seller. Any of these conditions may be waived by Seller but only if such waiver is in a writing signed by Seller.

               a. Purchaser shall have duly performed each material agreement to be performed by Purchaser under the terms of this Purchase and Sale Agreement.

               b. Each of the representations and warranties made by Purchaser in this Purchase and Sale Agreement shall be true as of closing.

          4.3 Both Purchaser's and Seller's obligation to close the purchase described in this Purchase and Sale Agreement are contingent upon the timely satisfaction of each of the following conditions precedent. These conditions are for the mutual benefit of Purchaser and Seller. Any of these conditions may be waived, but only if such waiver is in a writing signed by both Purchaser and Seller.

               a. Seller and David Orkney shall have entered into a binding Stock Redemption Agreement, in form and substance satisfactory to Purchaser in Purchaser's sole discretion

               b. All of the conditions precedent to consummation of the transaction described in the Stock Redemption Agreement, other than conditions relating to the closing of the transaction described in this Purchase and Sale Agreement shall have been satisfied or waived by the party benefited by such condition.

               c. The transaction described in this Purchase and Sale Agreement and the transaction contemplated by the Stock Redemption Agreement shall have been duly approved by the Board of Directors of Seller and by all other parties whose approval would be necessary to make the Stock Redemption Agreement binding upon all parties thereto.

          4.4 If any of the conditions set forth in this Section 4 are not satisfied or waived by the party benefitted by such condition prior to April 24, 1998, this Purchase and Sale Agreement may be terminated by either party by written notice to

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the other party. Upon termination, Purchaser shall return to Seller all documents delivered to Purchaser by Seller.

     5. Seller's Representations and Warrantees. Seller makes the following representations and warranties to Purchaser. Each representation and warranty is made as of the date of this Purchase and Sale Agreement and, as of Closing, shall constitute a representation or warranty made as of the date of closing.

          5.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of Oregon. This Purchase and Sale Agreement and all actions contemplated herein have been duly authorized by all requisite action and is the legal, valid and binding obligation of Seller enforceable according to its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity. No consent of any party or entity, other than consents which will be provided as part of the Closing, is required in connection with Seller's execution and delivery of this Purchase and Sale Agreement or its performance of its obligations hereunder.

          5.2 There are no pending, threatened or, to Seller's best knowledge after due inquiry, contemplated actions, suits, claims or other proceedings affecting the Properties Property or in which Seller is, or to the best of Seller's knowledge, will be a party by reason of Seller's ownership or operation of the Properties.

          5.3 To the best of Seller's knowledge, there is not any plan, study or effort by any governmental authority having jurisdiction over any of the Properties that would in any way materially affect the current use of such properties or any public improvements that would result in any charge being levied against or a lien assessed upon such properties.

          5.4 Seller has not received any notice, nor is Seller aware of, any violations of governmental regulations relating to the Properties or the use by Seller thereof.

          5.5 Other than the amounts disclosed by the Title Reports prepared by the Escrow Agent, there are no real property taxes that have been or will be assessed against the Properties for the current tax year. There are no special assessments or charges that have been levied against such properties or that will result from work, activities, or improvements done to such properties by Seller.

          5.6 Seller is the legal fee simple title holder of each of the Properties and has good, marketable and insurable title to each of the Properties, free and clear

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of all liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, option, or other matters except as disclosed by the Title Reports.

          5.7 There is no encroachment on any of the Properties by improvements located on such properties not included with such properties. Purchaser will have legal access to and from each of the Properties to a dedicated public street. Each of the Properties constitutes one or more separate legal lots.

          5.8 Each document, schedule or statement provided by Seller to Purchaser relative to the Properties fairly represents the information set forth in a manner that is not misleading and will be true, complete and correct in all material respects on the date of delivery and upon the Closing Date except as they may be qualified, updated, or supplemented in writing prior to the Closing Date.

          5.9 Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of Section 1445 of the Internal Revenue Code.

          5.10 The Environmental Warranty contained in Section 7 of this Purchase and Sale Agreement constitutes an additional Seller's warranty.

     6. Title Insurance.
        ---------------

          6.1 Escrow Agent has provided Purchaser with a Preliminary Commitment for Title Insurance for each of the Properties (the "Title Reports"). All financial exceptions shown as exceptions to the Title Reports are to be removed prior to or as part of the Closing, unless Purchaser elects, in writing, to take the Properties subject to such exceptions. Exceptions shown on the Title Reports, other than financial exceptions, shall be Approved Exceptions.

          6.2 As soon as possible after Closing, Seller shall cause the Escrow Agent to deliver to Purchaser, at Seller's expense, an Owner's ALTA policy of title insurance or policies of title insurance, with ALTA extended coverage endorsements, access endorsements and such other endorsements as Purchaser, at Purchaser's expense, may specify, in the amount of the purchase price, insuring Purchaser against loss or damage sustained by Purchaser by reason of the unmarketability of Purchaser's title, or liens or encumbrances thereon, except matters contained in the usual printed exceptions in such title insurance policies, and the Approved Exceptions.

     7. Environmental Warranty.
        ----------------------

          7.1 For purposes of this Purchase and Sale Agreement, the term "Hazardous Substance" means any hazardous or toxic substance, material or waste

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that is or becomes regulated by any governmental authority having jurisdiction over any of the Fee Properties. The term "Hazardous Substances" includes but is not limited to any material or substance that is (a) a "hazardous substance" pursuant to the terms of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or the Federal Water Pollution Control Act, (b) a "hazardous waste" pursuant to the terms of the Resource Conservation and Recovery Act ("RCRA"), (c) a toxic pollutant pursuant to the Federal Water Pollution Control Act, (d) a "hazardous air pollutant" pursuant to the Clean Air Act, (e) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, (f) toxic or hazardous pursuant to regulations promulgated under any of the aforementioned laws, or (g) a risk to the environment under other applicable federal, state or local laws, ordinances or regulations. Hazardous Materials specifically includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCB's), petroleum and petroleum-based derivatives and urea formaldehyde.

          7.2 To the best of Seller's knowledge, after due investigation and inquiry, all operations or activities upon, or use or occupancy of, the Properties by Seller or by any prior or current tenant or occupant or prior owner, is or was in all material respects in compliance with all applicable federal, state and local laws, ordinances or regulations relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal of any Hazardous Substance and neither Seller nor any prior or current tenant or prior owner or occupant of the Properties has engaged in or permitted any release, dumping, discharge, disposal, spillage or leakage of a Hazardous Substance at, on in or about such properties except in compliance with applicable laws, ordinances and regulations.

          7.3 There is not present upon any of the Properties any Hazardous Substance in quantities or concentrations that exceed those permitted by applicable laws, ordinances and regulations.

          7.4 There is no proceeding or inquiring by any governmental authority having jurisdiction over any of the Properties with respect to the presence of any Hazardous Substance on or under any of the Properties.

     8. Indemnification.
        ---------------

          8.1 Seller shall indemnify Purchaser against and shall hold Purchaser harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorney fees and costs incurred by Purchaser and relating to or arising out of any act, event or matter the existence or occurrence of

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which constitutes a breach by Seller of one or more representation, warranty or covenant of Seller under the terms of this Purchase and Sale Agreement.

          8.2 Purchaser shall indemnify Seller against and shall hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorney fees and costs incurred by Purchaser and relating to or arising out, of any act, event or matter the existence or occurrence of which constitutes a breach by Purchaser of one or more representation, warranty or covenant of Purchaser under the terms of this Purchase and Sale Agreement.

     9. Seller's Affirmative Pre-Closing Obligation. Prior to closing:
        -------------------------------------------

          9.1 Seller shall permit Purchaser and Purchaser's agents, at reasonable times, upon reasonable notice to Purchaser and without undue interference with the rights of tenants, to enter upon the Properties to inspect such property.

          9.2 Seller shall make available to Purchaser and Purchaser's agents all of its books, records and files relating to the Properties at any time during Seller's regular office hours upon reasonable notice from Purchaser.

          9.3 Prior to closing, Seller will not make or permit others to make any material alterations to the Properties.

          9.4 Seller shall promptly notify Purchaser of any material change in the physical condition of any of the Properties. Seller shall, prior to closing, repair any damage to any of such properties. If such damage cannot reasonably be repaired prior to closing, the Purchase Price shall be adjusted to reflect the diminution in value, provided, however, if such damage is covered by insurance, there shall be no adjustment in the Purchase Price upon assignment to Purchaser of all rights to insurance proceeds relating to such damage.

          9.5 Seller shall keep each of the Properties free and clear of all liens or encumbrances other than Approved Encumbrances, and shall, prior to the Closing date, obtain waivers of the right to assert any lien from anyone who might be entitled to assert a lien against such properties for work performed or materials supplied to such properties or obtain a surety bond protecting the property from the imposition of such a lien.

     10. Notice. Any notice under this Purchase and Sale Agreement shall be in writing and shall be effective upon the earliest of (a) when actually received by the party to whom the notice is directed, or (b) when deposited in the mail, registered or certified, addressed to the parties at the address first set forth above for the party to whom the notice is directed or such other addresses as either party may designate by

8 - PURCHASE AND SALE AGREEMENT (GI JOES, INC. & PD PROPERTIES LLC)
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written notice to the other or (c) when received on a facsimile machine in operation at such address.

     11. Assignment. This Purchase and Sale Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     12. Costs and Professional Fees. In the event suit or action is instituted to enforce any of the terms of this Purchase and Sale Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, including any proceeding in Bankruptcy Court or on appeal of such proceeding, suit or action, engineering and accounting fees and cost plus all other sums provided by law.

     13. Consulting Fee / Agents. Neither party has acted through any broker, finder or consultant and neither party shall have any liability for any commission or other fee based upon any claim arising out of any statement, representation or agreement made by the other party.

     14. Prior Agreements. This document and the other documents expressly referred to herein is the entire, final and complete agreement of the parties pertaining to the sale and purchase of the Fee Property and Seller's interest in the Subleased Property, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties or their agents concerning the Property. This Purchase and Sale Agreement may not be modified nor may any obligation be waived except by a written instrument signed by the duly authorized representative of the party to be charged.

     15. Release and Indemnity of the Escrow Agent. Purchaser and Seller hereby release and shall jointly and severally indemnify, defend and hold Escrow Agent harmless from any loss or expense, including reasonable attorney fees, that it may suffer by reason of any litigation or controversy involving the transaction referred to in this Purchase and Sale Agreement, except for such losses or expenses as may arise from Escrow Agent's negligent or willful conduct. If conflicting demands are made upon Escrow Agent with respect to this Purchase and Sale Agreement, the Escrow Agent shall be entitled to file a suit in interpleader and obtain an order requiring the parties to interplead and litigate their several claims and rights among themselves.

     16. Statutory Notice.
         ----------------

     THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND

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     REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE
     CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

     This Purchase and Sale Agreement signed as of April 17, 1998.

     G.I. JOES, INC.                        PD PROPERTIES L.L.C.



By  /s/                                By  /s/
   --------------------------------       --------------------------------
    Its President                          Its manager

10 - PURCHASE AND SALE AGREEMENT (GI JOES, INC. & PD PROPERTIES LLC)

                                 EXHIBIT A
                             LEGAL DESCRIPTIONS


PARCEL I - SOUTH SALEM
----------------------

Beginning at an iron pipe marking the Southeast corner of Lot 9, SPRINGER FRUIT TRACTS NO. 1, in Marion County, Oregon; thence South 89(0)43'56" West along the South line of said Lot 9, a distance of 378.85 feet to an iron rod marking the Southwest corner of that tract of land described in Volume 636, Page 628, Deed Records for Marion County, Oregon; thence North 00(0)37'15" East along the West line of said Tract, a distance of 310.70 feet; thence North 89(0)43'56" East parallel with the South line of said Lot 9, a distance of 282.00 feet; thence South 0(0)16'04" East 15.67 feet; thence North 89(0)43'56" East parallel with the South line of said Lot 9, a distance of 271.94 feet to a point on the Westerly right of way line of Commercial Street (Pacific Highway 99 East); thence Southeasterly along said right of way line on the arc of a 11509.16 foot radius curve to the left (the chord of which bears South 19(0)44'44" East 138.73 feet) a distance of 138.73 feet to an iron pipe; thence South 11(0)56'15" East continuing along said right of way line, a distance of 83.00 feet; thence South 89(0)43'56" West a distance of 142.83 feet; thence South 00(0)16'04" East a distance of 83.00 feet to a point on the South line of Lot 7, of said Springer Fruit Tracts No. 1; thence South 89(0)46'32" West along the South line of said Lot 7, a distance of 100.13 feet to the point of beginning.

EXCEPTING THEREFROM the following: Beginning at an iron rod on the South line of Lot 9, Springer Fruit Tracts No. 1, in Marion County, Oregon, which is 53.85 feet South 89(0)43'56" West from the Southeast corner of said Lot 9; thence South 89(0)43'56" West along the South line of said Lot 9, a distance of 325.00 feet to an iron rod marking the Southwest corner of that tract of land described in Volume 636, Page 628, Deed Records; thence North 00(0)37'15" East along the West line of said Tract, a distance of 15.00 feet; thence North 89(0)43'56" East parallel with the South line of said Lot 9, a distance of 325.00 feet; thence South 00(0)37'15" West 15.00 feet to the point of beginning.

PARCEL II - FOREST GROVE
------------------------

A tract of land in the Northeast one-quarter of Section 5, Township 1 South, Range 3 West of the Willamette Meridian in the City of Forest Grove, County of Washington and State of Oregon, more particularly described as follows:

Beginning on the Ore. Baseline 1337.3 feet East of the 1/4 Section corner on the North line of said Section 5, also being a point 654.0 feet East of the West line of the

East 1/2 of the Wm. W. Catching Donation Land Claim #38 and being on the North line of that tract of land described in Warranty Deed to G.I. Joe's, Inc., an Oregon corporation, recorded October 7, 1985 as Recorder's Fee No. 85039713; thence East along the North line of said G.I. Joe's, Inc. tract to the Northeast corner thereof, thence South 01(0)00'13" West 30 feet more or less, to the South right of way line of Tualatin Valley Highway (TV HWY) and the true point of beginning; thence South 01(0)00'13" West a distance of 200.03 feet to the to the most Northerly Northeast corner of that tract of land described in Statutory Warranty Deed to Winkler Development Company, an, Oregon corporation, recorded August 29, 1995 as Recorder's Fee No. 95060747; thence West along the North line of said Winkler tract a distance of 350.18 feet to the Northwest corner of said Winkler tract said point also being the West line of the aforementioned G.I. Joe's tract; thence North 00(0)12'33" East along the said West line of said G.I. Joe's Tract to the South right of way line of said TV HWY; thence East along said South right of way line to the point of beginning.

                  REAL ESTATE PURCHASE AND SALE AGREEMENT
                       AND JOINT ESCROW INSTRUCTIONS


                                EXHIBIT "B"

                        ALLOCATION OF PURCHASE PRICE

         PARCEL I - SOUTH SALEM                       $1,625,000

         PARCEL II - FOREST GROVE                     $  100,000

         PARCEL III - GRANTS PASS                     $   50,000